UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2006
LINN ENERGY, LLC
(Exact name of registrant as specified in its charters)

Delaware	000-51719	72-1212563
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

650 Washington Road, 8th Floor
Pittsburgh, Pennsylvania		15228
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (412) 440-1400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On August 3, 2006, the Compensation Committee of the Board of Directors (the “Board”) of Linn Energy, LLC (the “Company”) approved the award of 3,000 Phantom Units to each of the Company’s independent directors. The Phantom Units were granted under the Linn Energy, LLC Long-Term Incentive Plan. Under the terms of the Phantom Unit Grant Agreement (the “Grant Agreement”), the forfeiture restrictions on the Phantom Units lapse on the first anniversary of the grant date, provided that such director continues to serve on the Board on such date, or such director stood for re-election to the Board but was not elected. Additionally, if a director’s service on the Board is terminated for cause at anytime after the grant date and regardless of whether the restricted period has terminated, then all Phantom Units awarded under the Grant Agreement shall be forfeited. The forfeiture restrictions on the Phantom Units will not lapse upon a change of control. With respect to Phantom Units that vest, payment in respect of such units shall be made in unrestricted Units, which payment shall be deferred until the earliest of such director’s separation from service, death, disability or an unforeseen emergency.
     The foregoing summary of the Grant Agreement does not purport to be complete and is qualified in its entirety by reference to the Form of Phantom Unit Grant Agreement, which is included as Exhibit 10.1 to this Report and is incorporated by reference into this Item 1.01.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
     10.1 Form of Phantom Unit Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC
Date: August 9, 2006	By:	/s/ Kolja Rockov
Kolja Rockov
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit Description

10.1	Form of Phantom Unit Agreement.